SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                ________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    December 31, 1998

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          ARIZONA                       33-47472               86-0198983
(STATE  OR  OTHER  JURISDICTION        (COMMISSION            (IRS  EMPLOYER
     OF  INCORPORATION)                FILE  NUMBER)        IDENTIFICATION  NO.)


1  SUNAMERICA  CENTER
LOS  ANGELES,  CALIFORNIA                                             90067-6022
(ADDRESS  OF  PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


Registrant's  telephone  number, including area code              (310) 772-6000


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Page  2

Item  2.     Acquisition  or  Disposition  of  Assets
             ----------------------------------------

On July 15, 1998, SunAmerica Inc., Anchor National Life Insurance Company, and First SunAmerica Life Insurance Company entered into a definitive agreement to acquire the individual life and individual and group annuity businesses of MBL Life Assurance Corporation for a cash purchase price of approximately $128,000,000. The transaction included approximately $5,900,000,000 in reserves acquired under a reinsurance contract, and included $2,400,000,000 of reserves for universal life policies and $3,500,000,000 of fixed annuity reserves. The purchase price was agreed to by the parties on an arms-length basis and the entire transaction was approved by the New Jersey Superior Court, which has jurisdiction over the plan of rehabilitation under which MBL Life Assurance Corporation is operating. The acquisition was completed through Anchor National Life Insurance Company on December 31, 1998.

Item  7.     Financial  Statements,  Pro  Forma  Financial  Information  and
             ---------------------------------------------------------------
Exhibits
--------

a) & b) At this time, it is impracticable to file financial statements of the acquired business and pro forma financial information which would give effect to the acquisition. Anchor National Life Insurance Company expects this financial information to be available within the next 60 days.

c) The Purchase and Sale Agreement, dated as of July 15, 1998, by and among the Company, SunAmerica Inc. ("SAI"), First SunAmerica Life Insurance Company and MBL Life Assurance Corporation, is incorporated herein by reference to Exhibit 2(e) to SAI's 1998 Annual Report on Form 10-K, filed December 21, 1998.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized.



                              ANCHOR  NATIONAL  LIFE  INSURANCE  COMPANY



Date:   January  14,  1999               By:  /s/  Scott  L.  Robinson
                                         -----------------------------
                                              Scott  L.  Robinson
                                              Senior  Vice  President